UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                 Washington, D. C.  20549

                         FORM 8-K

                      CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                          of 1934

                     FEBRUARY 24, 1997
             (Date of earliest event reported)

              ELECTRONIC FAB TECHNOLOGY CORP.
     (Exact name of registrant as specified in its charter)

             Commission file number:  0-23332


                                        Colorado                      84-0854616
          (State or other jurisdiction of
     (I.R.S. Employer
          incorporation or organization)
     Identification No.)


                   7251 West 4th Street
               Greeley, Colorado 80634-9763
         (Address of principal executive offices)


                      (970) 353-3100
     (Registrant's telephone number, including area code)























                              ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On February 24th, 1997, pursuant to an Agreement and Plan of Merger, dated as of January 15, 1997 (the "Merger Agreement"), and a Share Purchase Agreement, dated as of January 15, 1997
     (the "Share Purchase Agreement"), Electronic Fab Technology Corp., a Colorado corporation (the "Company"), completed its acquisition of Current Electronics, Inc., an Oregon corporation
     ("CEI"),   and its affiliate, Current Electronics (Washington),
     Inc., a Washington corporation ("CEWI"). The acquisition included (1) the merger of CEI with and into Current Merger Corp., an Oregon corporation and a wholly owned subsidiary of the Company, in exchange for a cash payment of $3.37 million and 1,980,000 shares of the Company's Common Stock, par value $.01 per share ("the Common Stock"), and (2) the payment of $1.53 million to the existing shareholders of CEWI in exchange for all of the outstanding capital stock of CEWI. The issuance of the shares of Common Stock that constituted a portion of the consideration paid under the Merger Agreement was approved and adopted by the requisite votes of the Company's stockholders at a special meeting held on February 24, 1997. The aggregate cash consideration of $3.37 million received by the former holders of the common stock of CEI is subject to certain future adjustments, which may increase or decrease the aggregate amount of such consideration. The acquisitions of CEI and CEWI will be accounted for using the purchase method of accounting. Mr. Gregory Hewitson, Mr. Matthew Hewitson, and Mr. Charles
     Hewitson: the principal shareholders of CEI prior to its acquisition by the Company, have been appointed to the Company's Board of Directors. In Connection with the acquisitions of CEI and CEWI, (a) pursuant to a Registration Rights Agreement, dated as of February 24, 1997 (the "Registration Rights Agreement"), the company agreed to register the resale of Mr. Gregory Hewitson's, Mr. Matthew Hewitson's and Mr. Charles Hewitson's shares of Common Stock under the Securities Act of 1933 under certain circumstances and (b) pursuant to an Indemnification Agreement, dated as of February 24, 1997 (the "Indemnification Agreement"), the shareholders of CEI and CEWI agreed to indemnify the Company against certain damages that could result from breaches of certain covenants and representations and warranties set forth in the Merger Agreement and the Share Purchase Agreement.

          The foregoing discussion of the Merger Agreement, the Share Purchase Agreement, the Registration Rights Agreement and the Indemnification Agreement are qualified in their entirety by reference to the terms of such agreements, which constitute exhibits hereto and are incorporated herein by reference.

          The Company also finalized an unsecured short term bridge facility and an amendment to its revolving line of credit with Bank One in order to finance this acquisition. The amended line of credit has substantially the same terms as the prior existing line, except that the total amount available thereunder has increased to $15,000,000. The short term bridge facility in the amount of $4,900,000 was used to pay the cash portion of the consideration under the Merger Agreement and the Share Purchase Agreement and has a term of 90 days. The Company is engaged in discussions for the issuance of convertible debt, preferred stock or other securities, the proceeds of which will be used to repay the bridge facility.

          Prior to the acquisition, CEI and CEWI were independent providers of manufacturing services, cables and wire harnesses to OEMs primarily in the aerospace/avionics, instrumentation, telecommunications and computer peripherals industries. CEI operates a campus, including manufacturing facilities comprising 47,000 square feet in Newberg, Oregon and employs approximately 290 people. CEWI operates a 20,000 square feet manufacturing facility in Moses Lake, Washington, and employs approximately 50 people.


     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (a)  Financial statements of businesses acquired

       The following financial statements of CEI and CEWI
     (together with the related independent auditors' report) will be filed on or prior to the 60th day after the date that this initial report on Form 8-K was required to be filed, approximately May 9,1997.

       i. Combined Statements of Income and Retained
               Earnings for the years ended September 30, 1996, 1995, and 1994;

       ii.  Combined Balance Sheets as of September 30,
                 1996 and 1995;


       iii. Combined Statement of Cash Flows for the years ended September 30, 1996, 1995, and 1994.


       (b)  Pro forma financial information

       The following unaudited pro forma condensed financial statements of the Company and related notes to unaudited pro forma condensed financial statements are incorporated by reference from the section captioned "UNAUDITED PRO FORMA
     CONDENSED FINANCIAL INFORMATION" of the Company's Proxy Statement dated February 11, 1997 relating to the special meeting of the Company's shareholders held on February 24, 1997:

       i. Unaudited Pro Forma Condensed Statement of
               Operations for the Nine Months Ended September
               30, 1996;

       ii.i.     Unaudited Pro Forma Condensed Statement of
                      Operations for the Year Ended December
                      31,1995;

       iii.i.    Unaudited Pro Forma  Condensed Balance Sheet
                      as of September 30, 1996.


       (c)  Exhibits

       The following exhibits are filed herewith or incorporated by reference:


            2.1 Agreement and Plan of Merger among Electronic Fab Technology Corp.,
                 Current Merger Corp., and Current Electronic,
                      Inc., dated as of January 15, 1997 (Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally to the Commission upon request a copy of any schedule or exhibit omitted from such Agreement and Plan of Merger as filed herewith.)

            2.2  Share Purchase Agreement, dated as of January
                      15, 1997, among the Company and the
                      shareholders of Current Electronics
                      (Washington), Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally to the Commission upon request a copy of any schedule or exhibit omitted from such Share Purchase Agreement as filed herewith.)

            10.1 Registration Rights Agreement, dated as of
                      February 24,1997, among the Company, Charles
                      E. Hewitson, Matthew J. Hewitson, and Gregory Hewitson and certain other parties.

            10.2 Indemnification Agreement, dated as of
                      February 24, 1997, among the shareholders of Current Electronics, Inc. party thereto, the shareholders of Current Electronics
                      (Washington), Inc. party thereto and the Company.



                           SIGNATURES

       Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Electronic Fab Technology
     Corp.


                                Stuart Fuhlendorf

     Date:  March 5, 1997                 Stuart Fuhlendorf
                                V.P. Finance and CFO